UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 16, 2008

VIEW SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

        of incorporation)                                       File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03(b) Material Modification to Rights of Security Holders.

Effective on or after October 8, 2008, we will effect a one-for-eighty (1:80) reverse split of our issued common stock and of our Series A preferred stock.  At June 30, 2008 there were 99,772,995 shares of our common stock issued and outstanding and 7,171,725 shares of Series A Preferred stock outstanding. The effect of the reverse-split is that each 80 shares of our common stock outstanding immediately prior to the Effective Date of October 8, 2008 will be automatically converted into one (1) share of our common stock, and each 80 shares of our Series A preferred stock outstanding immediately prior to the Effective Date of October 8, 2008 will be automatically converted into one (1) share of our Series A preferred stock.  The reverse splits will reduce the number of outstanding shares of our common stock to approximately 1,247,163 shares and will reduce the number of outstanding shares of our Series A preferred stock to approximately 89,647 shares, subject to rounding.  Fractional shares will be rounded up.

The effective date for the reverse splits is anticipated to be on or about October 8, 2008. Our common stock will be quoted on the OTC Bulletin Board at the post-split price on the Effective Date.   Prior to the Effective Date, we will announce the new trading symbol for our common stock on the OTC Bulletin Board which will reflect the post-split trading.   The newly issued shares will be fully paid and non-assessable. The newly issued shares of each class will have the same relative voting rights and rights to dividends and distributions and will be identical in all other respects to the old shares of each class, respectively.

Mr. Gunther Than, our majority shareholder and a director, owns all of the Series A preferred stock.

The reverse stock split will have the following effects upon our common stock:

1.

The number of shares owned by each holder of common stock will be reduced eighty fold;

2.

The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from 99,772,995 shares of our common stock to approximately 1,247,163 shares, subject to rounding.

3.

The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

4.

The stated capital on our balance sheet attributable to the common stock will be decreased 80 times  its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

5.

The total number of shareholders will not change as a result of the reverse-split; and

6 ..

All outstanding convertible securities and options entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 80 times fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc.(Registrant)

Date: September 19, 2008

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

 *Print name and title of the signing officer under his signature.